EXHIBIT 99.1


NEWS FROM:                                    STEWART & STEVENSON
                                              CORPORATE HEADQUARTERS
           [STEWART & STEVENSON LOGO]         P.O. BOX 1637
                                              HOUSTON, TX  77251-1637

                                   Client:   Stewart & Stevenson Services, Inc.

                                  Contact:   John Simmons, CFO
                                             Stewart & Stevenson Services, Inc.
                                             713-868-7700
FOR IMMEDIATE RELEASE
                                             Ken Dennard / kdennard@easterly.com
                                             Lisa Elliott / lisae@easterly.com
                                             Easterly Investor Relations
                                             713-529-6600


            STEWART & STEVENSON ANNOUNCES FISCAL 2002 SECOND QUARTER
                  EARNINGS RELEASE AND CONFERENCE CALL SCHEDULE


HOUSTON - AUGUST 22, 2002 - Stewart & Stevenson Services, Inc. (NASDAQ: SSSS), today announced plans to release its fiscal 2002 first quarter results on Thursday, August 29, 2002 at 6:00 a.m. eastern time. In conjunction with the release, Stewart & Stevenson has scheduled a conference call, which will be broadcast live over the Internet, on Thursday, August 29, at 11:00 a.m. eastern time.

      What: Stewart & Stevenson Second Quarter Earnings Call

      When: Thursday, August 29, 2002 - 11:00 a.m. eastern time

      How: Live via phone - By dialing 303-262-2130 and asking for the Stewart & Stevenson call at least 10 minutes prior to the start time - OR live over the Internet by logging on to the web address below

      Where: HTTP://WWW.SSSS.COM

A telephonic replay of the conference call will be available through Thursday, September 5, 2002, and may be accessed by dialing 303-590-3000 and using pass code 494922. An audio archive will also be available on the Stewart & Stevenson website at www.ssss.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Karen Roan at Easterly Investor Relations at 713-529-6600 or email KAREN@EASTERLY.COM.

Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes, and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including petroleum, power generation, defense, airline, marine, and transportation. For more information on Stewart & Stevenson visit WWW.SSSS.COM.

                                          # # #